SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2003

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On November 18, 2003 Bryn Mawr Bank Corporation (the “Corporation”) adopted a rights plan for its shareholders designed to protect the rights of the shareholders and discourage unwanted or hostile takeover attempts that are not approved by the Corporation’s Board. The rights plan allows holders of the Corporation’s common stock to purchase shares of either the Corporation or an acquirer of the Corporation at a discount to market value in response to specified takeover events, that are not approved in advance by the Corporation’s Board. The text of the Press Release is set forth in Exhibit 99.1 hereto and the text of a letter dated November 19, 2003 to the Corporation’s shareholders concerning the rights plan is set forth in Exhibit 99.2 hereto.

For complete information concerning the rights plan please refer to the Rights Agreement dated November 18, 2003 between Bryn Mawr Bank Corporation and Mellon Investor Services LLC which is attached as Exhibit 4 to this current report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters II

Frederick C. Peters II, President and Chief Executive Officer

Date: November 25, 2003

EXHIBIT INDEX

Exhibit

4	Rights Agreement dated November 18, 2003 between Bryn Mawr Bank Corporation and Mellon Investor Services LLC. (Incorporated by reference to Exhibit 4 to the Corporation’s Form 8-A Registration Statement filed on November 25, 2003).

99.1	Press Release filed herewith

99.2	Letter to Shareholders, dated November 19, 2003